Exhibit 99.1

SWEPI PROPERTIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On September 25, 2014, a wholly owned subsidiary of Ultra Petroleum Corp. (the “Company” or “Ultra”) completed the previously announced acquisition of all producing and non-producing properties in the Pinedale field in Sublette County, Wyoming (the “SWEPI Properties”) from SWEPI, LP, an affiliate of Royal Dutch Shell, plc in exchange for certain of the Company’s producing and non-producing properties in Pennsylvania (the “Pennsylvania Properties”) and a cash payment of $925.0 million (the “SWEPI Transaction”) pursuant to a Purchase and Sale Agreement dated August 13, 2014. The effective date of the transaction was April 1, 2014. After customary effective-date adjustments and closing adjustments, including payments in settlement of certain liabilities prior to the effective date, the adjusted cash payment was $983.0 million and is subject to further post-closing adjustments. The SWEPI Properties consist primarily of 19,600 net mineral acres in Wyoming where the majority of the properties acquired are those in which the Company already owns an interest and associated oil and gas production and wells and the Pennsylvania Properties consist primarily of 155,000 net acres in Pennsylvania and associated oil and gas production and wells.

The accompanying unaudited pro forma condensed combined statement of operations and accompanying notes of the Company for the year ended December 31, 2014 (the “Pro Forma Statements”), which have been prepared by Ultra’s management, are derived from (a) the audited consolidated financial statements of Ultra for the year ended December 31, 2014 included in its Report on Form 10-K for the year ended December 31, 2014; and, (b) the unaudited statements of revenues and direct operating expenses of the SWEPI Properties for nine months ended September 30, 2014.

These Pro Forma Statements are provided for illustrative purposes only and are not necessarily indicative of the results that would have occurred had the transactions been in effect on the dates or for the periods indicated, or of the results that may occur in the future. The Pro Forma statements are not necessarily indicative of Ultra’s operations going forward because the presentation of the operations of the SWEPI Properties is limited to only revenues and direct operating expenses related thereto, while other operating expenses related to these properties have been excluded. The Pro Forma statements were prepared assuming the purchase of the SWEPI Properties, including purchase price adjustments to date, and assumed related financing transactions occurred on January 1, 2014. These Pro Forma Statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, the audited Statement of Revenues and Direct Operating Expenses for the SWEPI Properties for the year ended December 31, 2013, the unaudited Statement of Revenues and Direct Operating Expenses for the SWEPI Properties for the six months ended June 30, 2014 included in Exhibit 99.1 on the Company’s Report on Form 8-K/A filed on October 1, 2014, and the unaudited pro forma condensed combined statement of operations through September 30, 2014 included in Exhibit 99.1 on the Company’s Report on Form 8-K filed on December 10, 2014.

ULTRA PETROLEUM CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

	Historical	Pro Forma SWEPI Transaction Adjustments			Pro Forma SWEPI Transaction Financing Adjustments		Pro Forma
	(in thousands, except per share data)
Natural gas sales	$969,850		$157,268	(a)	$—		$1,127,118
Oil sales	260,170		33,588	(a)	—		293,758
NGL sales	—		661	(a)	—		661

Total operating revenues	1,230,020		191,517		—		1,421,537

Expenses:
Lease operating expenses	96,496		20,174	(a)	—		116,670
Liquids gathering system operating lease expense	20,306		—		—		20,306
Production taxes	103,898		28,557	(a)	—		132,455
Gathering fees	59,931		1,059	(a)	—		60,990
Transportation charges	77,780		74,635	(a)	—		152,415
Depletion, depreciation and amortization	292,951		38,943	(b)	—		331,894
General and administrative	19,069		—		—		19,069

Total operating expenses	670,431		163,368		—		833,799

Operating income	559,589		28,149		—		587,738

Other income (expense), net:
Interest expense:
Incurred	(146,576)		—		(39,812	)(c)	(186,388)
Capitalized	20,419		—		—		20,419
Gain on commodity derivatives	82,402		—		—		82,402
Gain on sale of property	8,022						8,022
Deferred gain on sale of liquids gathering system	10,553		—		—		10,553
Other income (expense), net	2,618		—		—		2,618

Total other (expense) income, net	(22,562)		—		(39,812)		(62,374)

Income (loss) before income tax benefit	537,027		28,149		(39,812)		525,364

Income tax benefit	(5,824)		—	(d)	—		(5,824)

Net income (loss)	$542,851		$28,149		$(39,812)		$531,188

Net income per common share - basic	$3.54	$					$3.47

Net income per common share - fully diluted	$3.51	$					$3.43

Weighted average common shares outstanding - basic	153,136						153,136

Weighted average common shares outstanding - fully diluted	154,694						154,694

See accompanying notes.

ULTRA PETROLEUM CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

On September 25, 2014, a wholly owned subsidiary of Ultra Petroleum Corp. (the “Company” or “Ultra”) completed the previously announced acquisition of all producing and non-producing properties in the Pinedale field in Sublette County, Wyoming (the “SWEPI Properties”) from SWEPI, LP, an affiliate of Royal Dutch Shell, plc in exchange for certain of the Company’s producing and non-producing properties in Pennsylvania (the “Pennsylvania Properties”) and a cash payment of $925.0 million (the “SWEPI Transaction”) pursuant to a Purchase and Sale Agreement dated August 13, 2014. The effective date of the transaction is April 1, 2014. After customary effective-date adjustments and closing adjustments, including payments in settlement of certain liabilities prior to the effective date, the adjusted cash payment was $983.0 million and is subject to further post-closing adjustments. The SWEPI Properties consist primarily of 19,600 net mineral acres in Wyoming and associated oil and gas production and wells, and the Pennsylvania Properties consist primarily of 155,000 net acres in Pennsylvania and associated natural gas production and wells.

On September 18, 2014, the Company issued $850.0 million of 6.125% Senior Notes due 2024 (“Notes”) in order to finance a portion of the purchase price of the SWEPI Transaction. The remainder of the cash payment was funded through borrowings under the Company’s senior revolving credit facility. The Notes are general, unsecured senior obligations of the Company.

The historical financial information is derived from the historical, consolidated financial statements of the Company and the historical statements of revenues and direct operating expenses for the SWEPI Properties (which were based on information provided by SWEPI, LP). The unaudited pro forma condensed combined statement of income were prepared assuming the purchase of the SWEPI Properties, including purchase price adjustments to date, and assumed related financing transactions occurred on January 1, 2014.

The unaudited pro forma combined statement of operations and underlying pro forma adjustments are based upon currently available information and certain estimates and assumptions made by the Company’s management; therefore, actual results could differ materially from the pro forma information. However, management believes the assumptions provide a reasonable basis for presenting the significant effects of the SWEPI Transaction. This unaudited pro forma combined statement of operations is provided for illustrative purposes only and may or may not provide an indication of results in the future.

ULTRA PETROLEUM CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

2. Pro Forma Adjustments and Other Information

The following adjustments were made in the preparation of the unaudited pro forma condensed combined statement of operations:

(a)	Revenues and direct operating expenses were derived from the historical records of SWEPI, LP for the acquired SWEPI Properties and from the historical records of the Company for the divested Pennsylvania Properties (in thousands):

	For the Year Ended December 31, 2014
	Acquired SWEPI Properties	Divested Pennsylvania Properties	Pro Forma SWEPI Transaction

Revenues:
Natural gas sales	$246,122	$(88,854)	$157,268
Oil sales	33,588	—	33,588
NGL sales	661	—	661

Total operating revenues	280,371	(88,854)	191,517

Direct Operating Expenses:
Lease operating expenses	27,647	(7,473)	20,174
Production taxes	30,729	(2,172)	28,557
Gathering fees	—	1,059	1,059
Transportation charges	74,635	—	74,635

Total direct operating expenses	133,011	(8,586)	124,425

(b) Depreciation, depletion and amortization (“DD&A”) was estimated using the full-cost method and determined as the incremental DD&A expense due to adding the costs, reserves and production of the SWEPI Properties into the computation for the respective period and removing the costs, reserves and production of the Pennsylvania Properties. Asset retirement obligations, related accretion and future development costs were estimated by the Company. The historical depreciation expense associated with the Pennsylvania Properties’ gathering assets was reversed.

(c) Interest expense was computed on the issuance of $850.0 million of Notes with an interest rate of 6.125% and the remaining cash payment using an effective interest rate of 2.40%, which is the interest rate for borrowings under our senior revolving bank credit facility.

(d) As a result of the ceiling test and other impairments recorded during the year ended December 31, 2012, the Company’s previously recorded net deferred tax liability fully reversed into a net deferred tax asset. The Company has recorded a valuation allowance against certain deferred tax assets and no incremental income taxes are reflected on the Statement of Operations associated with the SWEPI Transaction.